EXHIBIT 99.9

               Tdsoft Ltd.'s US Employee Share Option Plan (2000)

     1. NAME.

     The plan, as amended from time to time, shall be known as the TDSoft Ltd. U.S. Employee Stock Option Plan (2000) (the "Plan").

     2. PURPOSE.

     The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of TDSoft Ltd., an Israeli corporation (the "Company"), and of the Company's parent, subsidiaries and affiliates, and to promote the Company's business by providing such individuals with opportunities to receive options ("Options") to purchase Ordinary Shares in the Company ("Shares") pursuant to the Plan. Options granted under the Plan may be Incentive Stock Options, within the meaning of Section 422 (b) of the United States Internal Revenue Code of 1986, as amended, or Nonstatutory Stock Options, as determined by the Board of Directors of the Company at the time of grant.

          DEFINITIONS. As used herein, the following definitions shall apply:

(i)  "CODE" means the United States Internal Revenue Code of 1986, as amended.

(ii) "DISABILITY" means total and permanent disability as defined in Section 22(e)(3) of the Code.

(iii) "EMPLOYEE" means any person employed by the Company, any Parent, or any Subsidiary of the Company.

(iv) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

(v) "FAIR MARKET VALUE" of a Share as of a given date shall be: (1) the mean of the highest and lowest reported sale prices for a Share, on the principal exchange on which the Shares are then listed or admitted to trading, for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (2) if the Shares are not then listed or admitted to trading on a stock exchange, the mean of the closing representative bid and asked prices for a Share on such date as reported by Nasdaq National Market (or any successor or similar quotation system regularly reporting the market value of the Shares in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or
     (3) in the event neither of the valuation methods provided for in clauses
     (1) and (2) above are practicable, the fair market value determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; PROVIDED, HOWEVER, that for purposes of Section 8.1(a), such fair market value shall be determined subject to Section 422(c)(7) of the Code.

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(vi) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(vii) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

(viii) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ix) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) "SECTION 16(B)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(xi) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. ADMINISTRATION.

     3.1 The Plan will be administered by the Board of Directors of the Company, either directly or upon the recommendation of a Share Option Advisory Committee (the "Committee") appointed and maintained by the Board for such purpose. The Committee will consist of such number of Directors of the Company (not less than two (2) in number), as may be determined from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. For purposes of clarification, in the event that no Committee is appointed, the Board of Directors will perform all functions set forth herein, including those which are delegated to the Committee.

     3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.


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     3.3 Subject to the general terms and conditions of the Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to recommend to the Board (i) the persons to whom Options shall be granted ("Grantees"), (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In recommending the number of Shares covered by the Options to be granted to each Grantee, the Committee shall consider, among other things, the Grantee's salary and the employee's potential to contribute to the success of the Company. Grants of Options shall be made pursuant to written notification to Grantees setting out the terms of the grant, as set forth in Sub-section 7.2 below.

     3.4 The Committee shall not be entitled to grant Options to the Grantees; however, it is authorized to issue Shares underlying Options, which have been granted by the Board and duly exercised pursuant to the provisions hereof in accordance with Section 112(a)(5) of Israeli Companies Law 5759-1999 (the "Companies Law").

     3.5 The Committee and/or the Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

     3.6 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

     3.7 No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted thereunder. Subject to the provisions of applicable law, each member of the Board or Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member, or any liability (including any sum paid in settlement of a claim with the approval the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, or otherwise.

     4. ELIGIBLE GRANTEES.

     4.1 All Options to purchase shares under the Plan shall be either Incentive Stock Options or Nonstatutory Stock Options and may be granted to Employees. No Option may be granted pursuant to the Plan to any person serving as an office holder of the Company at the time of the grant, unless such grant is approved in the manner prescribed under Section 273 of the Israeli Companies Law.


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     4.2 Subject to the limitation set forth in Sub-section 4.1 above and any restriction imposed by applicable law, Options may be granted to any officer, key employee or other employee of the Company and its subsidiaries. The grant of an Option to a Grantee hereunder shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Options pursuant to the Plan or any other share incentive or share option plan of the Company or any of its related companies.

     4.3 An Employee shall not cease to be considered an employee in the case of:

(i) Any leave of absence approved by the Company (or by the parent or subsidiary or affiliate that employs the person). For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Grantee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a director nor payment of a director's fee shall be sufficient to constitute "employment".

(ii) Transfers between locations of the Company (or the parent or subsidiary or affiliate that employs the person) or between the Company, its parent, any subsidiary, any affiliate, or any successor.

     5. RESERVED.

     6. RESERVED SHARES.

     The maximum aggregate number of Shares which may be subject to Options under the Plan, is Six Hundred Thousand (600,000) Shares. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

     7. OPTIONS.

     7.1 The Board of Directors in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan. Each Option shall be designated in the Option Agreement as either (a) an Incentive Stock Option or
(b) a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The date of grant of each Option shall be the date specified by the Committee at the time such award is made.


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     7.2 The instrument granting an Option shall state, inter alia, the number of Shares covered thereby, the type of Option granted (subject to Section 7.1 above), the dates when it may be exercised (subject to Section 9.1), the exercise price, the schedule on which such Shares may be paid for and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with the Plan.

     8. OPTION PRICES.

     8.1 The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Board in accordance with applicable law, and may be more than, less than or equal to the fair market value of each share, as determined by the Board, on the date of grant, provided that the price per share is not less than the nominal value of each share, but subject to the following:

          (a) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of grant of such Option, owns (within the meaning of Section 424(d) of the Code) shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

(2) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

     9. EXERCISE OF OPTION.

     9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

     9.2 An Option, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time, together with full payment for the Shares underlying such Option.

     9.3 Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of Shares being paid for thereby.


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     9.4 To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, including, without limitation, the right to vote or receive dividends, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Grantee as holder of such Shares in the Company's register of members upon exercise of the Option in accordance with the provisions of the Plan. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

     9.5 Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     10. TERMINATION OF RELATIONSHIP AS AN EMPLOYEE.

     10.1 TERMINATION OF RELATIONSHIP AS AN EMPLOYEE. If a Grantee ceases to be an Employee, such Grantee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, then (A) in the event that Grantee ceases to be an Employee for any reason other than for Cause (as hereinafter defined), death, Disability or retirement, the Option shall remain exercisable for 3 months following the Grantee's termination and (B) in the event that Grantee ceases to be an Employee for Cause, the Option shall terminate immediately upon the date of such termination for Cause such that the unvested portion of the Option will not vest, and the vested portion of the Option shall no longer be exercisable. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified in the Option Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For purposes of the Plan and any Option or Option Agreement, the date of termination (whether for Cause or otherwise) shall be deemed to be the earlier of the date on which the Company or the Grantee, as the case may be, gives notice of the Grantee's cessation as an Employee (regardless of the effective date of such notice) or the date on which the Grantee actually ceases to be an Employee.

     (I) The term "Cause" shall mean (a) conviction of any felony involving moral turpitude or affecting the Company; (b) any refusal to carry out a reasonable directive of the Chief Executive Officer of the Company (the "CEO") which involves the business of the Company or its affiliates and was capable of being lawfully performed; (c) embezzlement of funds of the Company or its affiliates; (d) any breach of the Grantee's fiduciary duties or duties of care to the Company, including, without limitation, disclosure of confidential information of the Company; and (e) any conduct (other than conduct in good faith) reasonable determined by the Board of Directors to be materially detrimental to the Company.


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     10.2 DISABILITY OF GRANTEE. If a Grantee ceases to be an Employee as a result of the Grantee's Disability, the Grantee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of Disability (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Grantee's date of termination as an Employee due to Disability. If, on the date of such termination due to Disability, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after the date of such termination due to Disability, the Grantee does not exercise his or her Option within the time specified in the Option Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     10.3 DEATH. If a Grantee dies while an Employee or while the Employee's Option is exercisable, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Grantee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Grantee's date of death. If, at the time of death, the Grantee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If after the date of death the Option is not so exercised within the time specified in the Option Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     10.4 RETIREMENT. If a Grantee ceases to be an Employee as a result of the Grantee's retirement under any deferred compensation agreement or retirement plan of the Company or any Subsidiary or after age 60, the Board or the Committee shall have the discretion but not the obligation to permit any unvested portion of the Option to be accelerated as of the later of the date of retirement or a date one year following the date of grant, and the Option shall thereupon be exercisable in full. A Grantee may then exercise his or her Option within such period of time as is specified in the Option Agreement or by the Board or the Committee (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety
(90) days following the Grantee's retirement.

     10.5 DEEMED CESSATION. Unless the Board or the Committee provide otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.


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     11. ADJUSTMENTS.

     Upon the occurrence of any of the following described events, a Grantee's rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

     11.1 CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding unexercised award of Options, and the number of shares which are held in trust under the Plan but as to which no award of Options has yet been granted or which has been returned to the Plan upon cancellation or expiration of Options, as well as the exercise price per share of each such outstanding award of Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Without derogating from the foregoing, in the event that the Company shall issue any shares or other securities as bonus shares (share dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by any Grantees hereunder, the Grantees upon exercising such right shall be entitled to receive (for the purchase price payable upon such exercise) the shares as to which such Grantees are exercising such right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of shares and the amount of cash in lieu of fractional shares, as is equal to the shares which such Grantees would have received had they been the holders of the shares as to which they are exercising their right at all times between the date of the granting of such right and the date of its exercise. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an award of Options.

     11.2 MERGER OR SALE OF SHARES FOR STOCK. In the event of a merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the shares of the Company in exchange for shares of the acquiring corporation, the unexercised portion of each outstanding award of Options shall be substituted by an equivalent option of the successor corporation or the parent company of such successor corporation, or in the event of sale of the Company's shares, substituted by an equivalent option of the acquiring corporation. For the purposes of this paragraph, the Options shall be considered substituted if, following the merger or sale, the option confers the right to purchase or receive, for each share subject to the Options immediately prior to the merger or sale, the shares of the successor corporation or acquiring corporation, as the case may be, shares received in the merger or sale by holders of shares of the Company, provided, however, that the Committee shall determine, in its discretion, the proper exchange ratio of Options and the fair value of such Options for purpose of such substitution, shall be authorized to accelerate the vesting dates of any or all Options and shall be authorized to make all necessary adjustments in the terms of the Options and the substituted options (including, without limitation, adjustments in the exercise price) which are fair under the circumstances.


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     11.3 SALE OF SHARES FOR CASH OR OTHER CONSIDERATION. In the event of the acquisition of all or substantially all of the shares of the Company in consideration for cash or any other type of consideration, except for shares of the acquiring corporation and in the event of the acquisition of all or substantially all of the assets of the Company, each outstanding Option shall be substituted by an option of the acquiring corporation or its parent to purchase such number of shares of the acquiring corporation or its parent which reflects the fair value the shares of the Company into which such Options would have been exercisable. The Committee shall determine, in its discretion, the proper exchange ratio of Options and the fair value of such Options for purpose of such substitution, shall be authorized to accelerate the vesting dates of any or all Options and shall be authorized to make all necessary adjustments in the terms of the Options and the substituted options (including, without limitation, adjustments in the exercise price) which are fair under the circumstances. Notwithstanding the foregoing, the Committee may determine, in its discretion, that in lieu of substitution of Options for options of the acquiring corporation, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

     11.4 LIQUIDATION OR DISSOLUTION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Grantee of outstanding Options as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Grantee to have the right to exercise his or her Options until fifteen (15) days prior to such transaction as to all of the shares subject to the award of Options, including shares as to which the Options would not otherwise be exercisable. To the extent it has not been previously exercised, an award of Options will terminate immediately prior to the consummation of such proposed action.

     11.5 The Committee shall determine the specific adjustments to be made under this paragraph 10, and its determination shall be subject to the approval of the Board of Directors.

     12. NON-TRANSFERABILITY OF OPTIONS AND SHARES.

     12.1 No Option may be transferred other than by will or by the laws of descent and distribution, and during the Grantee's lifetime an Option may be exercised only by such Grantee.

     12.2 Shares for which full payment has not been made shall not be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Grantee to such Grantee's estate or other successors by operation of law or will, whose rights therein shall be governed by Sub-section 10.2 hereof, and as may otherwise be determined by the Committee. In addition, prior to the consummation of an IPO (as hereinafter defined), no shares purchasable hereunder upon the exercise of any Option may be transferred without the consent of the Board of Directors, such consent not to be unreasonable withheld.


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     13. TERM AND AMENDMENT OF THE PLAN.

     13.1 The Plan shall be effective as of the day it is adopted by the Board and shall terminate at the end of seven (7) years from such day of adoption. No Options may be granted pursuant to the Plan after the termination of the Plan; however, Options outstanding on that date may still be exercised in accordance with the terms of their grant. Notwithstanding the foregoing, no Option shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board of Directors.

     13.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect. Unless otherwise required by law or specifically provided herein, in no event may any action of the Company alter or impair the rights of a Grantee, without such Grantee's consent, under any Option previously granted to such Grantee.

     13.3 The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable as determined by the Board in its sole discretion; PROVIDED, HOWEVER, that no such amendment shall be made which, without first obtaining such stockholder approval (where such approval is necessary to satisfy (i) with regard to Incentive Stock Options, any requirements under the Code relating to Incentive Stock Options, or (ii) any applicable law, regulation or rule), would:

(a) except as is provided in Section 11.1, increase the maximum number of Shares which may be sold or awarded under the Plan;

(b) except as is provided in Section 11.1, decrease the minimum option exercise price requirements of Section 8;

(c)  change the class of persons eligible to receive Options under the Plan; or

(d) extend the duration of the Plan or the period during which Options may be exercised under Section 14.

     13.4 No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     14. TERM OF OPTION.

     Anything herein to the contrary notwithstanding, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within seven (7) years after the date on which the Option was granted (or any other period set forth in the instrument granting such Option pursuant to
Section 7), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such Shares in an unallocated pool until instructed by the Company that some or all of such Shares are again to be held in trust for one or more Grantees. The foregoing to the contrary notwithstanding, an Incentive Stock Option may not be exercised over a period of time ending later than ten (10) years from the date such Incentive Stock Option was granted, or five (5) years from such date of grant if the Incentive Stock Option is granted to an Employee who, at the time of grant of such Option, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent. An award of Options is exercisable in installments, and may be exercisable in whole or in part, with the unexercised portion of the awarded Options remaining exercisable pursuant to the terms under which it was awarded and subject to the terms and conditions of the Plan.


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     15. CONTINUANCE OF EMPLOYMENT. Neither the Plan nor any offer of Shares or
Options to a Grantee shall impose any obligation on the Company or a related company thereof, to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment at any time.

     16. GOVERNING LAW.

     The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel. In the event of a conflict between the provisions of the Plan and the instrument granting Options, the provisions of the Plan shall govern.

     17. TAXES.

     All tax liability regarding the grant or exercise of the Options, and the issue, holding and disposition of the Option Shares shall be borne by the Grantee. Furthermore, such Grantee shall agree to indemnify the Company or any Subsidiary that employs the Grantee, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. Except as otherwise required by law, the Company shall not be obligated to issue Shares upon the exercise of any Options until all withholding tax obligations arising from the exercise of such Options are satisfied in a manner reasonably acceptable to the Company. The Company or any of its Subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof including, but not limited to
(i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Grantee, and/or (ii) requiring a Grantee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Option Shares. EACH GRANTEE SHOULD CONSULT WITH HIS/HER INDIVIDUAL TAX ADVISERS TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF THE GRANT AND/OR EXERCISE OF AN AWARD OF OPTIONS GRANTED UNDER THE PLAN AND THE DISPOSITION OF SHARES ACQUIRED PURSUANT TO THE EXERCISE OF AN AWARD OF OPTIONS. All expenses incurred by the Company directly in connection with the exercise of any options or meeting the tax obligations of a Grantee may be charged by the Company to the Grantee.


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     18. IRREVOCABLE PROXY.

     The Grantee may be required to grant, in consideration for the issuance of Options to the Grantee, an irrevocable proxy to the CEO of the Company, as may be appointed from time to time by the Board of Directors of the Company, to vote all Shares obtained by the Grantee upon the exercise of Options at all meetings of shareholders of the Company, and to sign all written resolutions of the shareholders of the Company on behalf of the Grantee, including the right to waive on behalf of the Grantee all minimum notice requirements for meetings of shareholders of the Company. The proxy shall remain in effect until the consummation of a public offering of the securities of the Company pursuant to a registration statement filed with and declared effective under the Israeli Securities Law, 1968, under the U.S. Securities Act of 1933, as amended, or under any similar law of any other jurisdiction (an "IPO"). Such proxy shall be irrevocable as the rights of third parties, including investors in the Company, depend upon such proxy. Such proxy shall be personal to the Grantee and shall not survive the transfer of the Grantee's shares to a third-party transferee; provided, however, that upon a transfer of the Grantee's shares to such a transferee (subject to the terms and conditions of the Plan concerning any such transfer), the transferee may be required to grant an irrevocable proxy to the CEO of the Company in the event that the Board of Directors, in giving its approval to the transfer, so requires. The proxy shall be contained in the Option Agreement of each Grantee. No further document shall be required to implement such proxy, and the signature of the Grantee on the Option Agreement shall indicate approval of the proxy thereby granted.

     19. COMPANY'S RIGHT OF FIRST REFUSAL.

     19.1 In addition to all other restrictions on transfer, should the Grantee at any time prior to the IPO wish to sell or transfer any shares obtained upon exercise of Options, the Grantee shall first give notice ("Notice of Sale") to the Company in order to offer the Shares to the Repurchaser, as hereinafter defined. The Notice of Sale shall specify the name of each proposed purchaser or other transferee ("Proposed Transferee"); the number of shares to be transferred to each Proposed Transferee; and price per share and the payment terms. "Repurchaser" shall mean the Company, if permitted by law, and if not, to such party or parties designated by unanimous decision of the Company's Board of Directors, and if no such decision can be reached, to all holders of 1.9% or more of the outstanding securities of the Company, pro rata in accordance with their shareholding.

     19.2 The Repurchaser will be entitled for 30 days from the date of receipt of the Notice of Sale (the "Option Period") to purchase all, or in the case of more than one Repurchaser, part of, the offered Shares. If by the end of the Option Period not all of the offered Shares have been purchased by the Repurchaser, the Grantee will be entitled to sell all such Shares to the Proposed Transferee at any time during the 90 days following the end of the Option Period on terms not more favorable than those set out in the Notice of Sale, provided that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee.


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


     20. BRING-ALONG.

     Shares acquired upon exercise of this Option may be subject to "bring-along" provisions in the Company's Articles of Association. In the event that the Shares acquired upon exercise of this Option are not subject to "bring-along" provisions in the Company's Articles of Association, then at any time prior to the IPO, in the event that (i) one or more bona fide offers (the "Offeror") is made by any person or persons to purchase Shares comprising at least eighty percent (80%) of the Company's issued and outstanding ordinary shares on an as-converted basis (the "Threshold Percent"), (ii) such sale is conditioned upon the sale of all of the remaining issued shares of the Company to the Offeror, and (iii) shareholders holding the Threshold Percent (the "Proposing Shareholders") propose to sell all of their shares to such Offeror, then the Grantee shall be required, if so demanded by the Proposing Shareholders, to sell all Shares acquired by the Grantee pursuant to this Option Agreement to such Offeror at the same price and upon the same terms and conditions as in the offer made to the Proposing Shareholders. In the event that the Threshold Percent is met, any sale, assignment, transfer, pledge, hypothecation, mortgage, disposal or encumbrance of shares by the Grantee other than in connection with the proposed acquisition shall be absolutely prohibited.

     21. CONDITIONS UPON ISSUANCE OF SHARES.

     21.1 LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     21.2 INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The certificates for such Shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer or any other restrictions required by applicable law or the Plan. All certificates for Shares issued pursuant to the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Ordinary Shares are then listed or quoted, and any applicable federal or state securities laws.

     21.3 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from or comply with the rules and regulations of any regulatory body having jurisdiction or any applicable laws, which authority or compliance is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained.


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     21.4 SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable law.

     22. MULTIPLE AWARD OF OPTIONS AGREEMENTS. The terms of each Option Agreement may differ from other Options Agreements granted under the Plan at the same time or at any other time. The committee may also grant more than one award of Options to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more award of Options previously granted to that Grantee.

     23. MISCELLANEOUS.

     23.1 It is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

     23.2 During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the Company's equity securities are subject to the provisions of Section 16 of the Exchange Act (an "Applicable Time"), it is the intent of the Company that the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that during any Applicable Time any provision of the Plan or action by the Board or the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board or the Administrator, and shall not affect the validity of the Plan. In the event that during any Applicable Time Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

     23.3 All references to sections of, or regulations promulgated under, the Code or other statutes shall be deemed also to refer to such sections or regulations as amended from time to time and to any successor provisions to such sections or regulations.

                                   ----------

     The Plan was duly adopted and approved by the Board of Directors of the Company as of the ___ day of ________, 2000.

     The Plan was duly approved by the stockholders of the Company on the __ day of ________, 2000.



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